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                                                                 EXHIBIT a(1)(h)

                            AIM ADVISOR FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

     AIM ADVISOR FUNDS, INC., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Board of Directors of the Corporation, by resolutions duly adopted at a meeting duly called and held on December 8, 1999, has:

     (a) increased the aggregate number of shares of stock that the Corporation has authority to issue from Ten Billion Seventy-Five Million (10,075,000,000) to Fourteen Billion Seven Hundred Seventy-Six Million Five Hundred Thousand (14,776,500,000) shares,

     (b) classified and designated such newly authorized shares (collectively, the "Shares") as follows:

               Twenty Million (20,000,000) shares as shares of the AIM Advisor Flex Fund - Class A Shares,

               Twenty Million (20,000,000) shares as shares of the AIM Advisor Flex Fund - Class B Shares,

               Forty-Four Million (44,000,000) shares as shares of the AIM Advisor Flex Fund - Class C Shares,

               Twenty Million (20,000,000) shares as shares of the AIM Advisor International Value Fund - Class A Shares,

               Twenty Million (20,000,000) shares as shares of the AIM Advisor International Value Fund - Class B Shares,

               Twenty Million (20,000,000) shares as shares of the AIM Advisor International Value Fund - Class C Shares,

               Twenty Million (20,000,000) shares as shares of the AIM Advisor Large Cap Value Fund - Class A Shares,

               Twenty Million (20,000,000) shares as shares of the AIM Advisor Large Cap Value Fund - Class B Shares,

               Twenty Million (20,000,000) shares as shares of the AIM Advisor Large Cap Value Fund - Class C Shares,

               Twenty Million (20,000,000) shares as shares of the AIM Advisor Real Estate Fund - Class A Shares,

               Twenty Million (20,000,000) shares as shares of the AIM Advisor Real Estate Fund - Class B Shares,

               Twenty Million (20,000,000) shares as shares of the AIM Advisor Real Estate Fund - Class C Shares, and

               Four Billion Four Hundred Thirty-Seven Million Five Hundred Thousand (4,437,500,000) shares are unclassified,

          with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as set forth in
          ARTICLE IV of the Charter of the Corporation (the "Charter"), in any other provisions of the Charter relating to the stock of the Corporation generally and in ARTICLE SIXTH of the Corporation's Articles Supplementary dated September 29, 1997 as filed with the State Department of Assessments and Taxation of Maryland, and

     (c) ratified and confirmed the issuance of shares of Common Stock of the Corporation, of each class of whatever portfolio, as reflected in the records of the Corporation, and further declared and confirmed that each such share, of whatever class of whatever portfolio, is duly authorized, validly issued, fully paid and nonassessable.

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     SECOND:  Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue Ten Billion Seventy-Five Million (10,075,000,000) shares, $.001 par value per share, having an aggregate par value of $10,075,000, of which:

     (a) One Hundred Million (100,000,000) shares are classified as AIM Advisor Flex Fund -- Class A Shares, One Hundred Million (100,000,000) shares are classified as AIM Advisor International Value Fund -- Class A Shares, One Hundred Million (100,000,000) shares are classified as AIM Advisor Large Cap Value Fund -- Class A Shares and One Hundred Million (100,000,000) shares are classified as AIM Advisor Real Estate Fund -- Class A Shares;

     (b)  One Hundred Million (100,000,000) shares are classified as AIM
          Advisor Flex Fund -- Class B Shares, One Hundred Million (100,000,000) shares are classified as AIM Advisor International Value Fund -- Class B Shares, One Hundred Million (100,000,000) shares are classified as AIM Advisor Large Cap Value Fund -- Class B Shares and One Hundred Million (100,000,000) shares are classified as AIM Advisor Real Estate Fund -- Class B Shares;

     (c) One Hundred Million (100,000,000) shares are classified as AIM Advisor Flex Fund -- Class C Shares, One Hundred Million (100,000,000) shares are classified as AIM Advisor International Value Fund -- Class C Shares, One Hundred Million (100,000,000) shares are classified as AIM Advisor Large Cap Value Fund -- Class C Shares and One Hundred Million (100,000,000) shares are classified as AIM Advisor Real Estate Fund -- Class C Shares; and

     (d) Eight Billion Eight Hundred Seventy-Five Million (8,875,000,000) shares are unclassified.

     THIRD: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue Fourteen Billion Seven Hundred Seventy-Six Million Five Hundred Thousand (14,776,500,000) shares, $.001 par value per share, having an aggregate par value of $14,776,500, of which:

     (a) One Hundred Twenty Million (120,000,000) shares are classified as AIM Advisor Flex Fund -- Class A Shares, One Hundred Twenty Million (120,000,000) shares are classified as AIM Advisor International Value Fund -- Class A Shares, One Hundred Twenty Million (120,000,000) shares are classified as AIM Advisor Large Cap Value Fund -- Class A Shares and One Hundred Twenty Million (120,000,000) shares are classified as AIM Advisor Real Estate Fund -- Class A Shares;

     (b) One Hundred Twenty Million (120,000,000) shares are classified as AIM Advisor Flex Fund -- Class B Shares, One Hundred Twenty Million (120,000,000) shares are classified as AIM Advisor International Value Fund -- Class B Shares, One Hundred Twenty Million (120,000,000) shares are classified as AIM Advisor Large Cap Value Fund -- Class B Shares and One Hundred Twenty Million (120,000,000) shares are classified as AIM Advisor Real Estate Fund -- Class B Shares;

     (c) One Hundred Forty-Four Million (144,000,000) shares are classified as AIM Advisor Flex Fund -- Class C Shares, One Hundred Twenty Million (120,000,000) shares are classified as AIM Advisor International Value Fund -- Class C Shares, One Hundred Twenty Million (120,000,000) shares are classified as AIM Advisor Large Cap Value Fund -- Class C Shares and One Hundred Twenty Million (120,000,000) shares are classified as AIM Advisor Real Estate Fund -- Class C Shares; and

     (d) Thirteen Billion Three Hundred Twelve Million Five Hundred Thousand (13,312,500,000) shares are unclassified.

     FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.


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     FIFTH: The total number of shares of capital stock that the Corporation had authority to issue immediately prior to the filing of these Articles Supplementary was increased and such additional shares were classified by the Board of Directors of the Corporation in accordance with section 2-105(c) of the Maryland General Corporation Law.

     SIXTH: The Shares were classified by the Board of Directors of the Corporation under authority granted to it in ARTICLE IV, section 1 of the Charter.

     The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, AIM ADVISOR FUNDS, INC. has caused these Articles Supplementary to be executed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on December 23, 1999.


                                     AIM ADVISOR FUNDS, INC.

Witness:


/s/ KATHLEEN J. PFLUEGER             By: /s/ MELVILLE B. COX
    ------------------------             ----------------------------
    Assistant Secretary                      Vice President


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